Exhibit 10.53

AMENDMENT NO.3

TO THE LOAN AGREEMENT

Entered into as of December 30, 2010

BETWEEN:

XOMA (US) LLC, a Delaware limited liability company having a place of business at 2910 Seventh Street, Berkeley, California 94710 (''XOMA")

on the one hand,

AND:

Les Laboratoires Servier, a corporation organized and existing under the laws of France, having offices at 50 rue Carnot, 92284 Suresnes, France, and Institut de Recherches Servier, a corporation organized and existing under the laws of France having offices at 3, rue de la Republique, 92150 Suresnes (these two entities jointly referred to as "SERVIER")

on the other hand,

XOMA and SERVIER are referred to herein individually as a "Party" and collectively as the

"Parties".

WHEREAS, SERVIER and XOMA are parties to an Amended and Restated Collaboration Agreement entered into as of February 14, 2012, and amended by an Amendment N°1 thereto dated as of November 4, 2014 (as such may be further amended by the parties thereto, the "Collaboration Agreement") pursuant  to which, among other things, XOMA and SERVIER established a collaboration for the continued development, regulatory approval and commercialization of products comprising or incorporating XOMA's monoclonal antibody designated XOMA 052 (gevokizumab), and XOMA granted to SERVIER certain exclusive development and commercialization rights therein outside the United States and Japan;

WHEREAS, SERVIER and XOMA are parties to a Loan Agreement entered into as of December 30, 2010, as amended by a Consent, Transfer, Assumption and Amendment Agreement entered into as of August 12, 2013, and as further amended by an Amendment N°2 to the Loan Agreement entered into as of January 9, 2015 (as such may be further amended by the parties thereto, the "Loan Agreement") pursuant to which, among other things, SERVIER made a loan to XOMA; and

WHEREAS, SERVIER and XOMA have agreed to further modify the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, including a modification on even date herewith of the

Collaboration Agreement, the Parties hereto mutually agree to amend the Loan Ag.reem. ent, a

Follows:

1.

Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement, except if they are otherwise defined in this Amendment, in which case they shall have the meaning ascribed to them in this Amendment.

2.

General. Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment N°3 may be modified or amended except expressly in a writing signed by both Parties nor shall any terms be waived except expressly in a writing signed by both Parties charged therewith.

ARTICLE 1 AMENDMENT OF THE DEFINITION OF "MATURITY DATE" SET OUT IN ARTICLE 1OF THE LOAN AGREEMENT

The definition of "Maturity Date" set out in Article 1 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

"Maturity Date" means January 15, 2018.

ARTICLE 2 AMENDMENT OF SECTIONS 3.2 AND 3.3 OF THE LOAN AGREEMENT

Section 3.2 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

3.2	Pri11cipal Repayme11t. XOMA US shall make the following principal repayment payments to SER VIER:

(a)three million euros (€3,000,000) 011 January 15, 2016 (which repayment has already been received by SER VIER),

(b)	five million euros (€5,000,000) on July 15, 2017, and

(c)	seven million euros (€7,000,000) on the Maturity Date.

For the avoidance of doubt, notwithstanding any provision to the contrary (including Section 3.1(c) and the above terms in this Section 3.2), all outstanding principal, together with all accrued and unpaid interest, shall be due and payable by

XOMA US on the Maturity Date, even if such Maturity Date (as determined according to the definition thereof set out in Article 1) occurs prior to one or more of the repayment dates set out above.

ARTICLE 3 OTHER PROVISIONS

XOMA and SERVIER hereby covenant that each will, at any time and from time to time upon request by any other, and without the assumption of any additional liability thereby,

execute and deliver such further documents and do such further acts as such party may reasonably request in order to fully effect the purpose of this Amendment N°3.

It is understood between the Parties that XOMA shall assume all costs related to any administrative registration that is reasonably required to give fully effect to this Amendment N°3.

This Amendment N°3 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.

All other terms of the Loan Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned by their duly authorised representativeshave executed this Amendment Agreement on the date set forth below.

In Suresnes and San Francisco, on January 17th, 2017

LES LABORATOIRES SERVIER

By:       /s/ Christian Bazantay

Name: Mr. Christian Bazantay

Title: Proxy

XOMA (US) LLC

By:       /s/ James R. Neal

Name: James R. Neal

Title: Senior Vice President and COO

INSTITUT DE RECHERCHES SERVIER

By:       /s/ Eric Falcand

Name: Mr Eric Falcand

Title: Proxy

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